UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

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Shenandoah Telecommunications Company

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(Exact name of registrant as specified in its charter)

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Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

At its meeting on December 17, 2007, the Board of Directors of the Company, acting pursuant to a recommendation of its personnel committee, approved the grant of shares totaling 97,730 shares to twenty-six management employees. In connection therewith, the following grants were made to the Company’s Chief Executive Officer and Named Executive Officers:

Name and Principal Position	Number of Shares
Christopher E. French President	18,000

Earle A. MacKenzie Executive Vice President	8,000

David K MacDonald Vice President, Operations	6,600

David E. Ferguson Vice President, Customer Services	6,600

William L. Pirtle Vice President, Sales	6,600

One half of the shares granted to each employee were granted subject to a two year restriction on sale or transfer during which time such shares may not be sold or transferred except by will or the laws of intestacy. Any shares transferred by will or the laws of intestacy would continue to be subject to the foregoing restriction until December 17, 2009 when such restriction on sale and transfer will lapse. The remaining shares granted are not subject to any restriction. The recipients are entitled to vote and receive dividends on all shares received including those subject to the restriction on resale.

All grants of Shares were pursuant to the Company’s 2005 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

December 18, 2007 /s/ Adele M. Skolits

Adele M. Skolits

Vice President – Finance and Chief Financial Officer

(Duly Authorized Officer)

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